EXHIBIT 99.1

(UHY LLP LETTERHEAD)

UHY LLP 4 Tower Place, Executive Park 7th Floor Albany, NY 12203 Main 518 449 3171 Fax 518 449 5832 Web www.uhy-use.com

December 21, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We were previously principal accountants for American Bio Medica Corporation, Inc. (the “Company”) and, under the date of April 15, 2021, we reported on the consolidated financial statements of the Company as of and for the years ended December 31, 2020 and 2019. On December 16, 2021, we resigned. We have read the Company’s statements included under Resignation of Independent Registered Public Accounting Firm of Item 4.01 of its Form 8-K dated December 22, 2021, and we agree with the statements.

Very truly yours,

/s/ UHY LLP